UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2005

PATRON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25675 (Commission File Number)	74-3055158 (I.R.S. Employer Identification No.)

500 North Michigan Avenue, Suite 300
Chicago, Illinois 60611
(Address of Principal Executive Offices/Zip Code)

(312) 396-4031
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Current Chief Financial Officer

        Effective June 24, 2005, Heidi Newton resigned as our Chief Financial Officer.

Appointment of Acting Chief Financial Officer

        Effective June 29, 2005, we appointed Robert Cross, our current Chief Executive Officer, as our Acting Chief Financial Officer and our principal financial and accounting officer.

        Mr. Cross has more than twenty years CEO-level experience in the development and marketing of information technologies, including secure systems for intelligence agencies and NATO markets. From 1984 through 2004, Mr. Cross was Chief Executive Officer of Cross Technologies, Inc., a business process outsourcing firm specializing in the structuring and commercialization of information technologies. From 1993 through 1998, Mr. Cross was President and CEO of Nanophase Technologies Corp. (NASDAQ: NANX). From 1984 through 1989, he was Chairman and CEO of Delta Data Systems Corp., a manufacturer of secure computers and peripherals for government intelligence agencies. From 1983 to 1984, Mr. Cross led the financial turnaround of Control Video Corporation, predecessor to America Online (AOL). Prior thereto, Mr. Cross was General Counsel of Electronic Data Systems. Prior thereto, Mr. Cross was a securities counsel with Winthrop Stimson Putnam & Roberts. Mr. Cross received his business and legal education at Washington University in St. Louis. He is a Marine Corps veteran, and is an active member of Business Executives for National Security and the Illinois Technology Development Alliance. Mr. Cross has served as one of our directors since February 28, 2005.

        Mr. Cross was a stockholder and director of Complete Security Solutions, Inc., currently one of our subsidiaries, and received shares of our Common Stock upon the consummation of our acquisition of Complete Security Solutions, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2005	PATRON SYSTEMS, INC. By: /s/ Robert Cross ___________________________ Robert Cross Chief Executive Officer

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